UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 6, 2017

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On April 6, 2017, Unisys Corporation (the “Company”) issued a press release to announce that it intends to offer, subject to market and other conditions, $440.0 million aggregate principal amount of Senior Secured Notes (the “Notes”) in a private offering (the “Offering”). A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.
The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Notes are expected to be eligible for resale in the United States only to qualified institutional buyers and outside the United States to non-U.S. persons in compliance with Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
In connection with the Offering, the Company is disclosing certain information regarding the Company and the Offering to prospective investors in a confidential offering memorandum (the “Preliminary Offering Memorandum”). The Preliminary Offering Memorandum includes certain supplemental financial information that was not previously disclosed. This information is included herewith as Exhibit 99.2 and is incorporated herein by reference.
The information in this Item 7.01, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item and in the accompanying Exhibits shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events
On April 6, 2017, the Company issued a notice of redemption to redeem $94.7 million in aggregate principal amount of its outstanding 6.25% Senior Notes due 2017 (the “2017 Notes”), which are governed by that certain Indenture, dated June 1, 2012, between the Company as issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of August 21, 2012, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The redemption will occur, subject to consummation of the Offering, on May 6, 2017 (the “Redemption Date”), and the redemption price will be equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2017 Notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the 2017 Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued but unpaid interest on the 2017 Notes to be redeemed to, but not including, the Redemption Date.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are being furnished herewith:
99.1Press release, dated April 6, 2017, of Unisys Corporation.
99.2Excerpts from the Preliminary Offering Memorandum, dated April 6, 2017, in connection with the Offering.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: April 6, 2017	By:	/s/ Inder M. Singh
Inder M. Singh
Senior Vice President and Chief Financial Officer